EXHIBIT 7

CutCo Industries, Inc.                                  Office of the president



                                  July 27, 1998

Mr. Marvin W. Marcus
45 Cardinal Drive
East Hills, New York  11576

     Re:  Amendment of Employment Agreement

Dear Mr. Marcus:

     On July 27, 1998, the Board of Directors approved the amendment to your present Employment Agreement to provide that the Agreement be extended on the same terms and conditions as the prior year for a one year period ending July 31, 1999.

     Kindly indicate your agreement to the above by signing below.

                                                  Sincerely,

                                                 CUTCO INDUSTRIES, INC.


                                                    /s/  Don vonLiebermann
                                                    -----------------------
DVL/ms                                                   Don vonLiebermann
                                                         President

AGREED TO:


       /s/ Marvin W. Marcus
       ---------------------
          MARVIN W. MARCUS

87209

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